                                                                    EXHIBIT 99.1

                               JOINT PRESS RELEASE

                                                     Release Date: June 16, 2004

    HORIZON WIMBA ANNOUNCED COMPLETION OF THEIR BUSINESS COMBINATION AND MR.
                 TOMMASO TRIONFI HAS BECOME CEO OF HORIZON WIMBA

      HORIZON WIMBA ALSO ANNOUNCED COMPLETION OF A $1.875 MILLION PRIVATE
                     PLACEMENT OF SHARES OF PREFERRED STOCK

   HORIZON WIMBA ALSO ANNOUNCED AN AGREEMENT TO MERGE WITH CONTINUUM GROUP B,
            A PUBLIC REPORTING COMPANY UNDER THE EXCHANGE ACT OF 1934

            New York, NY, U.S.A./Sophia  Antipolis,  France - (Monday,  June 14,
2004) - HorizonLive.com,  Inc., a U.S. company and a leading provider of virtual classrooms and real-time  collaboration software to higher education,  and Wimba
S.A., a French company and a leading  provider of web-based voice  collaboration tools to higher  education,  jointly  announced  today the  completion  of their business combination, previously announced April 7, 2004.

            Effective as of the closing of the  transaction,  the corporate name of the combined  companies  has been changed to Horizon  Wimba,  Inc.  ("Horizon
Wimba") and Mr. Tommaso Trionfi, former CEO of Wimba S.A., has become the CEO of
Horizon Wimba, while Mr. Walter H. Barandiaran,  former CEO of  HorizonLive.com,
Inc., has become the Chairman of Horizon Wimba.

            Horizon Wimba also  announced that it has  concurrently  completed a private placement of shares of its Class A 5% Convertible  Redeemable  Preferred
Stock for an aggregate  purchase price of $1.875 million.  The primary investors in the Class A Preferred were current institutional  shareholders of HorizonLive and Wimba.

            Horizon Wimba also  announced  that it has entered into an Agreement and Plan of Reorganization (the "Plan of  Reorganization")  with Continuum Group
B, Inc., a Nevada  corporation and a reporting company under the Exchange Act of
1934,  as  amended  ("Group  B").  Pursuant  to the  Plan of  Reorganization,  a
subsidiary  of Group B will be merged into Horizon  Wimba and Horizon Wimba will become the surviving company. Following completion of the Plan of Reorganization and subject to a vote of Group B's  shareholders,  it is expected that Group B's
(i) name will be changed to Horizon  Wimba,  Inc.,  (ii) state of  incorporation will be changed from Nevada to  Delaware,  and (iii) shares of common stock will trade in the OTC Bulletin  Board.  Completion of the Plan of  Reorganization  is
subject to customary closing conditions.

            Tommaso Trionfi, CEO of Horizon Wimba commented: "Worldwide adoption
of  web-based   technologies  to  deliver  educational   services  continues  to
accelerate.  We believe  Horizon Wimba is well  positioned to benefit from these
trends."  Mr.  Trionfi  added,   "Our  strategy  going  forward  is  to  compete
effectively  based on the quality of our  solutions,  expertise of our team, and strength of our global partners, leveraging our combined knowledge of and single focus commitment to the education industry."

            Walter Barandiaran,  Chairman of Horizon Wimba commented: "Financial staying power is a key strategic  asset for Horizon Wimba,  which,  as a growing company, it must always strive to maintain and further develop." Mr. Barandiaran added,  "The primary reason for our combination with Group B, a public reporting company, is that we expect it to help provide us with the financial  flexibility needed to realize our goals developing within this emerging market."

            About Horizon Wimba

            Horizon  Wimba  develops  web-based   collaboration  software  tools
designed for online distance  education,  language learning and live interactive communications.  Horizon Wimba brings a new  collaborative  dimension to on line teaching and learning. Horizon Wimba's virtual rooms enable educators to conduct live, online classes,  meetings,  office hours and  student/group  collaboration regardless of computer configuration. With simplicity and power, Horizon Wimba's collaboration  tools deliver an accessible,  interactive  learning experience to both instructors and users.

            For more information, contact info@horizonwimba.com